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                                                                    EXHIBIT 21.1



SUBSIDIARIES OF FINLAY ENTERPRISES, INC.                    JURISDICTION
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Finlay Fine Jewelry Corporation                             Delaware

Finlay Jewelry, Inc.                                        Delaware

Finlay Merchandising & Buying, Inc.                         Delaware

Sonab Holdings, Inc.                                        Delaware

Sonab International, Inc.                                   Delaware

Societe Nouvelle D'Achat de Bijouterie - S.O.N.A.B.         France

eFinlay, Inc.                                               Delaware